UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2017
Finisar Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27999	94-3038428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2017, Jerry Rawls, the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of Finisar Corporation (the “Company”), informed the Board that he intends to retire as Chief Executive Officer of the Company by the end of calendar year 2018.
On September 6, 2017, the Company issued a press release announcing Jerry Rawls’s intention to retire as Chief Executive Officer of the Company by the end of calendar year 2018, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release Announcing Co-Founder and Chief Executive Officer Jerry Rawls Intention to Retire.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Chris Brown
Chris Brown
Executive Vice President and Chief Counsel
Date:	September 8, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Announcing Co-Founder and Chief Executive Officer Jerry Rawls Intention to Retire.

FINISAR®

Finisar Announces Intention of Co-Founder and Chief Executive Officer Jerry Rawls to Retire
SUNNYVALE, Calif., Sept. 06, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced that Chairman and Chief Executive Officer Jerry Rawls has informed the board of directors that he intends to retire as Chief Executive Officer of the Company by the end of calendar year 2018. The board of directors will conduct a search to identify Mr. Rawls' successor as CEO and will consider internal and external candidates for the job.
“Jerry's decision to retire as CEO of Finisar caps a remarkable business career and chapter in the company's history,” said Robert Stephens, Finisar's lead director. “We are deeply grateful to Jerry for his innumerable contributions to Finisar's growth and success. Jerry co-founded the company nearly 30 years ago in a Quonset hut in Menlo Park, California. Under Jerry's leadership, Finisar went public in 1999 and has grown to be one of the world's top optics companies, with industry-leading revenues of more than $1.4 billion during its most recent fiscal year. While his leadership will be missed, Jerry has placed Finisar on solid ground to continue to build on its success and market-leading position.”
“I'd like to thank everyone at Finisar for helping build the company into the great company it is today,” said Mr. Rawls. “Finisar is a strong company with fantastic employees dedicated to serving our customers' needs and developing world-leading, cutting edge technology products. I am proud of what we have accomplished together and I am confident that Finisar will continue on its successful path.”
ABOUT FINISAR
Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.
Finisar-G
Investor Contact:

Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com